Exhibit (t)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned, being trustees of Diameter Dynamic Credit Fund, hereby constitutes and appoints Jonathan Lewinsohn, Scott Goodwin, Joshua Green, Michael Cohn and Matthew Gilmartin, and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for such attorney-in-fact in such attorney-in-fact’s name, place and stead, in any and all capacities, to sign any and all registration statements of Diameter Dynamic Credit Fund, and any amendments or supplements thereto and all instruments necessary or incidental in connection therewith, and to file the same, with all exhibits thereto and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitutes, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

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IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney as of the 30th day of September, 2025.

/s/ Scott Goodwin	Trustee
Scott Goodwin

/s/ Joshua Green	Trustee
Joshua Green

/s/ Steven Bossi	Trustee
Steven Bossi

/s/ Amanda R. Wurtz	Trustee
Amanda R. Wurtz

/s/ Daniel Kassell	Trustee
Daniel Kasell